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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


[X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934


                           Date of Report: May 6, 2003


                          Commission File Number 1-3634

                             CONE MILLS CORPORATION
             (Exact name of registrant as specified in its charter)


       North Carolina                                     56-0367025
       --------------                                     ----------
(State or other jurisdiction)               (I.R.S. Employer Identification No.)


804 Green Valley Road, Suite 300, Greensboro, N.C.           27408
--------------------------------------------------           -----
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code: 336-379-6220











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                                     PART II


Item 5.  Other Events and Required FD Disclosure

John L. Bakane, age 52, was elected by the Board of Directors to the position of Chairman of the Board. He replaces Dewey L. Trogdon, Chairman since 1981, who will reach mandatory retirement from the Board at the 2004 annual meeting. Mr. Trogdon will remain on the Board of Directors until that time. Mr. Bakane will retain the titles of President and Chief Executive Officer, which he has held since 1998. Mr. Bakane joined Cone in 1975 and, after holding various financial positions, was elected Vice President in 1986, Chief Financial Officer in 1988, and to the Board of Directors in 1989. In 1997 he became President of the Cone Apparel Products Group and was elected Chief Operating Officer in 1998. Mr. Bakane graduated from the University of Alabama-Birmingham with a bachelor of science degree in business administration and holds an MBA degree from the University of Virginia.

In additional action, the Board designated Charles M. Reid as Lead Director. A Cone director since 1988, Mr. Reid is a Director and Chairman of United Guaranty Corporation, of which he was President and CEO from 1987 to 2001.


Item 7.  Financial Statements and Exhibits

99.1     Press release issued by Cone Mills Corporation on May 6, 2003.


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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CONE MILLS CORPORATION
                                  (Registrant)




Date:    May 6, 2003
                                  Gary L. Smith
                                  Executive Vice President and
                                  Chief Financial Officer


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Exhibit
  No.   Description

 99.1   Press release issued by Cone Mills Corporation on May 6, 2003.